UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 11, 2022

PACIFIC GREEN TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54756	36-4966163
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 10212, 8 The Green Dover, DE	19901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (302) 601-4659

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	PGTK	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On July 8, 2022, the Audit Committee of the Board of Directors (the “Audit Committee”) and management of Pacific Green Technologies Inc. (the “Company”) determined that, due to accounting policy changes, the financial statements for the following periods should no longer be relied upon:

(i) The Company’s consolidated financial statements for the year ended March 31, 2021 and 2020 included in Company’s Annual Report on Form 10-K, filed with the SEC on June 29, 2021; and the Company’s unaudited condensed consolidated interim financial statements for the three quarters during such year ended March 31, 2021 included in the Company’s respective Quarterly Reports filed on Form 10-Q for such interim periods;

(ii) The Company’s unaudited condensed consolidated financial statements for the quarter ended June 30, 2021 and 2020 included in the Company’s Quarterly Report on Form 10-Q, filed with the SEC on August 13, 2021;

(iii) The Company’s unaudited condensed consolidated financial statements for the quarter ended September 30, 2021 and 2020 included in the Company’s Quarterly Report on Form 10-Q, filed with the SEC on November 12, 2021; and

(iv) The Company’s unaudited condensed consolidated financial statements for the quarter ended December 31, 2021 and 2020 included in the Company’s Quarterly Report on Form 10-Q, filed with the SEC on February 14, 2022.

Any previously issued or filed reports, press releases, earnings releases and investor presentations or other communications describing the Company’s consolidated financial statements and other related financial information covering the periods described above should no longer be relied upon.

In previous accounting periods, the Company identified three distinct performance obligations for sale of marine scrubbers: certified design and engineering work, acceptance of delivered equipment to customers, and acceptance of commissioned equipment. These three components are separately identifiable from the contracts. However, based on further analysis of our contracts and a review of the five-step revenue recognition model, the Company concluded that the three components do not meet the definition of being “distinct” according to ASC 606-10-25-14. Customers purchase the entire marine scrubber system and do not benefit from the separate components on their own. Therefore, a single performance obligation is appropriate.

According to ASC 606-10-25-27, if the entity's performance does not create an asset with an alternative use to the entity and the entity has an enforceable right to payment for performance completed to date, revenue should be recognized over time. The Company’s scrubber system is customized to each vessel at the detailed design level, so the performance under the contract does not create an asset with an alternative use. According to the Company’s contracts signed with customers under English law, the customers are contractually and legally obliged to pay for performance completed to date that covers cost plus a reasonable profit margin. Therefore, the Company concluded that revenue should be recognized over time.

In addition to the above revenue recognition changes, the Company has reassessed its presentation of amortization of intangible patent assets and sales commission costs and has decided it is appropriate to restate those from expenses to cost of goods sold.

On July 8, 2022, the Company’s Audit Committee and management determined that the financial effects resultant from the above changes in accounting policies are material to the understanding of the Company’s financial statements and the Company plans to restate the financial statements for the seven quarters commencing with the quarter ended June 30, 2020 in its Annual Report on Form 10-K for the fiscal year ended March 31, 2022.

The Company’s disclosure controls and procedures as of March 31, 2022 are ineffective as a result of the material weaknesses that existed in the Company’s internal control over financial reporting and this will be reported in the 10-K for the fiscal year ended March 31, 2022.

The Company’s management and its Board of Directors have discussed the matters disclosed in this Current Report on Form 8-K pursuant to this Item 4.02 with Grant Thornton UK LLP, the Company’s independent registered public accounting firm and KPMG LLP, the Company’s previous independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC GREEN TECHNOLOGIES INC.

/s/ Scott Poulter
Scott Poulter
Chief Executive Officer and Director
Date:	July 11, 2022